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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

SPEAKERS
Crocker Coulson
Anhui Guo
Xiangzhi Chen

PRESENTATION
Coordinator
Good day, ladies and gentlemen, and welcome to Shengda Tech’s 2nd quarter earnings conference call. My name is Ericka, and I’ll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session towards the end of this conference. As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today’s call, Mr. Crocker Coulson. You may proceed, sir.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Coulson
Thank you, Ericka. Good morning, ladies and gentlemen. Good evening to those of you joining us from China, and welcome to all of you. I’m Crocker Coulson from CCG Investor Relations, the company’s investor relations firm. We would like to welcome all of you to Shengda Tech’s 2nd quarter 2008 conference call.

With us today is Shengda Tech’s Chief Financial Officer, Ms. Anhui Guo, joining us from the company’s headquarters in China. Also joining us is CCG’s Jenny Yung, who will provide translation during the question and answer session of this call.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

I would like to remind our listeners that in this call, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties; and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, due to various risks, including, but not limited to, such factors as unanticipated changes in product demand, especially in the tire and PVC industry, pricing and demand trends for the company's chemical products, the ability to attract new customers, the ability to increase our product’s applications, and other information detailed from time-to-time in the company's filings with the SEC.

Accordingly, although the company believes the expectations reflected in these forward-looking statements are reasonable, we can provide no assurance that they will prove to be correct. In addition, any projections as to the company's future financial performance represent management's estimates as of today, August 18, 2008. Shengda Tech assumes no obligation to update these projections in the future, as market conditions change.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

For those of you who are unable to listen to the entire call at this time, we are going to make a recording available via Webcast for 90 days and you will be able to find that on Shengda Tech’s corporate Website.

I am now going to provide the management discussion section on behalf of Shengda Tech’s Chairman and CEO, Mr. Chen.

Welcome everyone, and thank you for joining Shengda Tech’s 2nd quarter 2008 conference call. We’re very pleased to announce that in the second quarter of 2008, we achieved record financial results driven by our aggressive NPCC capacity expansion, increased market penetration of the NPCC market, and also increased sales of our chemical products.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Our revenue for the second quarter was a record $39.8 million, up 75.7% compared to Q2 of 2007. This outstanding growth was driven by increased demand for both our chemical and NPCC products.

Revenue generated from our NPCC segment increased 76.4% to $19.1 million, representing 48% of revenue. This was a direct result of our increased NPCC capacity, which we utilized to increase our market penetration.

We also saw higher average selling prices for NPCC products, due to our ability to produce one of the highest quality NPCC particles available on the market.

Our chemical segment also posted a strong quarter with revenue of $20.7 million, up 75% from a year ago, representing 52% of revenues. This was due to higher sales volume and significant increases in ASPs across all product lines.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Gross profit was a record $14.6 million, up 91% from the second quarter of 2007, and gross margin increased 300 basis points to a record 36.8%, driven by strong price performance of our chemical segment.

Net income was a record $10 million, or $0.18 per diluted share, up 66.3% from $6 million, or $0.11 per diluted share a year ago.

During the quarter, we were successful in expanding our NPCC customer base, both domestically and internationally. We added six new domestic customers, including one tire manufacturer, three adhesive producers, and a paper manufacturer.

On the international front, we added four new customers, bringing our total international customers to nine. Our new international customers included a Korean tire manufacturer, an automobile undercoating company in Singapore, and a Vietnamese and Israeli polyethylene manufacturer.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

We’re confident in our ability to win new customers and expand our share of the NPCC market, both domestically and abroad, and have an aggressive plan to expand production capacity and capture this growing demand.

In April, the three new stainless steel NPCC production lines at our facility in Shaanxi Province were brought on-line and ramped up to 70% utilization by the end of the quarter. I’m happy to report that, in keeping with our original timeline, this facility is now operating at 100% utilization levels.

We’re excited about these new stainless steel lines, as they utilize our patent protected membrane dispersion technology, co-developed with Tsinghua University, allowing for higher purity NPCC particles to yield better end product performance. This is important, as we’re able to charge a premium for a higher end NPCC product.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

In June, we announced our plan to increase our NPCC production to 310,000 metric tons by the end of 2009. We intend to build a new NPCC facility in Zibo, with an annual capacity of 120,000 metric tons. We plan to invest $56 million to purchase land use rights for 58 acres of land, fund construction for 120,000 metric ton facility, and for the purchase of equipment for the first 60,000 metric tons of NPCC production capacity, which we expect to begin production in July of 2009.

Zibo’s second phase of 60,000 metric tons is planned to begin production by the end of 2009. We plan to fund the construction to Zibo facility and the initial 60,000 metric tons of equipment with a portion of the $115 million gross proceeds generated from the sale of our 6% senior convertible notes in May.

As with our new lines at the Shaanxi facility, the Zibo facility will utilize membrane dispersion technology and all stainless and stainless steel equipment.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Another attractive quality of this facility is its location. Close to our current and prospective customers, and providing easy access to a shipping port we can use to serve our growing international customer base.

In addition, Zibo is in close proximity to a very high quality limestone mine. Within the next 12 months, the local government of Zibo will provide us with the mining rights for at least 150 million metric tons of limestone reserves at a price significantly below that of our existing facilities. This is expected to yield approximately 107 million metric tons of NPCC.

As we expand our NPCC capacity, we continue to develop new customers and new applications for this product. We’re currently in the testing process with a number of new potential customers, including 26 domestic customers, and five international customers. We’re also in discussion with 47 potential customers, and expect to begin the testing process soon.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

In the face of rising commodity prices in China, our ability to manage our raw material cost is vital to maintaining our profitability in the NPCC segment. We carefully select high quality suppliers, and work with them to obtain the lowest possible prices.

A good example of this is a recent contract we made with a leading supplier of anthracite to provide us with 25,000 metric tons of anthracite for the months of July and August as is priced. As a result, we expect to save about $1.1 million over the two month period.

We’re confident that, in spite of rising raw material costs, based on our proven industry experience, management will be able to minimize any associated risks.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

We continue to focus our R&D efforts on developing new NPCC product applications. We’re very pleased to report another successful innovation by our R&D team in Shanghai with the development of a new NPCC product called NPCCA30 for use in automobile undercoating paints. The use of NPCC in the manufacturing of automobile undercoating paints improves the quality of the product, reduces the damage caused by stone chips, rough weather conditions, and also can help prevent rusting.

We believe this new product has the potential to replace NPCC imported by domestic producers’ automobile undercoating paint. In addition to its superior quality, we provide a cost savings of 6% to 8%, as compared to the imported NPCC.

We’re also excited about the growth prospects for this product. We already have two customers using it in the production of automobile undercoating paints for certain models, and are in discussions with other potential customers. According to our estimates, the current domestic demand for this new NPCC is approximately 100,000 tons annually.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Our R&D facility continues to work on applications, including those for asphalt, epoxy resin, and paper.

Now I would like to turn to a discussion of our chemical segment. During the second quarter, our coal-based chemical business enjoyed another quarter of increasing demand for fertilizer products in China. We achieved growth in revenue across all product lines, with liquid ammonia comprising the largest portion of the chemical segment’s product mix at 37.5% of sales. We are pleased with the significant improvements in revenue and profitability in this segment during the quarter.

In June, 2008, new developments occurred in our coal-based chemical business. First, we received a relocation notice from the Tai’an City Government, which requires us to close our existing chemical factory by November 1, 2008. We had been expecting this notice, and have been actively seeking an acquisition target, which would provide us with the opportunity to strengthen our position in the coal-based chemical industry, and relocate our existing operations.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

We’re very pleased to report that we’ve identified what we feel is the ideal acquisition target to accomplish both of these goals, Jinan Fertilizer Company, Ltd. Jinan Fertilizer was founded back in 1958 as the first state owned mid-scale nitrogenous fertilizer enterprise in China. It is currently the second largest nitric acid fertilizer company in China. Its seven subsidiaries hold a 16% share of the domestic concentrated nitric acid fertilizer market, and accounts for about 50% of China’s nitric acid fertilizer exports.

Jinan Fertilizer’s products are sold into the very well-known Quancheng brand name, and include nitric acid, liquid ammonia, methanol, and ammonium bicarbonate, and these account for nitric acid 66% of sales, liquid ammonia, 20% of sales, methanol, 11%, and ammonium bicarbonate, 2% of revenue respectively.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Our estimates also indicate that the approximate annual capacity, at this time, for nitric acid is 200,000 metric tons, for liquid ammonia, 75,000 metric tons, for methanol, 40,000 metric tons, and for ammonium bicarbonate, 30,000 metric tons respectively.

Jinan Fertilizer is currently operating at a loss, and suffers from inefficient operations, both of which are not uncommon for standalone enterprises.

Shengda Tech has a turnaround plan designed to apply our proven expertise, superior production capabilities, and experiencing converting state-owned enterprises into profitable businesses.

According to our estimates, after Jinan Fertilizer achieves full operations in 2008, it can yield annual sales of approximately three times the current sales of our existing chemical business.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

In addition, the gross margin is estimated to be equal to, or slightly higher than our current chemical business at these targeted production levels.

We plan to finance the acquisition using a portion of the proceeds from our recent offering of senior convertible notes.

Jinan’s facilities are located in Jinan City, the capitol of Shandong Province, and are close to our headquarters and our existing chemical plant, and have good access to rail transportation.

We expect a relatively seamless transition, as we relocate our existing operations to this new location. There will be costs associated with the relocation, as well as some equipment impairment costs and abandonment costs for equipment that’s not transferable to the new facility. However, the exact amount of these expenses is still being determined.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

We do not believe, based on the information available at this time, that any adjustment to our earlier 2008 guidance is required.

Jinan Fertilizer is one of the 12 largest nitrogen manufacturers in China, and has a fully equipped production facility. We believe there is huge scope for improvement in the production, operations, and processing technology. We’re confident we can make meaningful improvements in the utilization rate over time, and that our production capacity could reach the highest level soon after the acquisition is completed.

We will share more information about the acquisition and relocation, including potential costs and the impact on our 2008 financial results, once we complete the financial audit, business case analysis, and receive Board approval for this transaction. We expect to complete all related activity in August or September, and will provide updates as further developments are made.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Now I’m going to provide a brief review of Shengda Tech’s financial results on behalf of the company’s CFO, Ms. Guo.

Again, our revenues for the second quarter of 2008 increased to $39.8 million, up 75.7% from $22.7 million in Q2 of 2007. The strong revenue growth was due to higher selling prices and increased demand for both chemical NPCC products. This revenue growth was also attributable to our NPCC capacity expansion. NPCC now makes up 47.9% of sales, with 52.1% coming from the chemical segment, as compared to 47.7% and 52.3% respectively a year ago.

Revenue from NPCC products increased 76.4% to $19.1 million in the second quarter of 2008 from $10.8 million a year ago. The increase in revenues was due to the addition of the 60,000 metric tons of NPCC capacity added in April, 2008, which ramped up to 70% utilization by the end of Q2, and is currently operating at 100% of capacity.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Total volume of NPCC sold in the second quarter was 44.744 metric tons, or up from 16,714 metric tons, in increase of 59.6% from the 28,030 metric tons in Q2 of 2007.

NPCC for use in tires and PVC represented the majority of NPCC sales at 44.9%, and 32.6% of NPCC revenues respectively.

NPCC for use of latex increased 59.7% sequentially, representing 11.9% of NPCC revenues.

Sales from NPCC use in the production of printing ink, paint, paper, polyethylene, and automobile undercoating paints combined to generate 10.6% of these revenues.

Our revenue from the chemical segment for the second quarter of 2008 was $20.7 million, up 75% from $11.9 million a year ago.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Sales of liquid ammonia, which represented 37.5% of the chemical segment, increased 53.8% as a result of increased selling prices.

Ammonium bicarbonate and methanol represented 29.5% and 18.7% respectively of our chemical revenues, and melamine contributed the remaining 14.3%.

Our gross profit in Q2 was $14.6 million, up 91.1% from $7.7 million a year ago.

Gross margin for the quarter was 36.8%, compared to 33.8% in Q2 of 2007. The chemical segment benefited from an increase of ASPs for liquid ammonia, methanol, melamine, ammonium bicarbonate, and ammonia, representing a gross margin of 33.1%, up 7.4% from 25.7% in the same period of 2007.

Gross margins for the NPCC segment was 40.8% in Q2, a decrease of 1.9% from 42.7% in Q2 of last year, as a result of higher average raw coal prices, which were not fully offset by the increases in NPCC ASPs.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Selling expenses in the second quarter of 2008 were $600,000, and they remain at 1.6% of revenue, as compared to the $400,000, or 1.6% of revenue in the same period last year, primarily due to higher sales commissions, reflecting the growth in sales in both chemical and NPCC segments.

General administrative expenses were $1.3 million, or 3.2% of revenues, up from $0.7 million, or 3.2% of revenues for the same period last year. The increase was mainly due to additional NASDAQ listing fees, and increased R&D expenses.

Operating income in the second quarter of 2008 was $12.7 million, up 92.9% from $6.6 million in the same period a year ago. Our operating margin was 31.9%, compared to 29% in Q2 of 2007.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Interest expense in the second quarter was $0.6 million, due to interest payments on the convertible notes issues in June of 2008.

Provision for income taxes in the second quarter was $2.1 million, up from $600,000 in the second quarter of 2007. This significant increase was due to the end of our two year phase of our income tax holiday at our Xiangyang factory, which began paying taxes at 16.5% of taxable income beginning in 2008 and through 2010. Our facility in Shandong began to pay a tax rate of 16.5% in 2007, and will continue to enjoy this rate through 2009.

Net income in Q2 was $10 million, up 66.3% from $6 million in the same period last year, and fully diluted earnings per share for Q2 was $0.18, compared to a fully diluted EPS of $0.11 in Q2 of 2007.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Now turning to the balance sheet, as of June 30th, we had $138.2 million in cash and equivalents, $133.8 million in working capital, and $115 million in long-term convertible notes.

Net cash provided by operating activities during the first six months was $25.2 million.

Shareholders equity stood at $113 million, up from $89 million at year-end.

As I mentioned earlier, during the second quarter of 2008, including full allotment exercises of the allotment option, we generated $115 million in gross proceeds from the sale of 6% senior convertible notes that are due in 2018. The proceeds will be used to fund the expansion of the NPCC production capacity and the acquisition of Jinan Fertilizer.

Now I’ll provide some final remarks before we open the call to your questions.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

I would like to conclude by saying that Shengda Tech’s success this quarter was the result of our proven management team’s ability to lead the company to become the largest NPCC producer in China. We clearly demonstrated our ability to develop, manufacture, and commercialize a unique product, NPCC, as a functional filler in an ever-broadening range of high-end and high volume applications.

We’re in a strong competitive position as we utilize our patented and technology advanced membrane dispersion process to manufacture NPCC particles. This provides us with a strong competitive edge, and our focus on manufacturing high-quality products, working with our customers during the testing process, developing innovative new applications, and successfully selling our proven value proposition, has helped us to achieve this dominant position in the industry.

We’re working very hard to complete the acquisition of Jinan Fertilizer, and are excited about the opportunity to strengthen our position in the chemical segment.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

We’re confident that the relocation of our existing facilities will be completed with minimal disruption to our business, and that the acquisition of Jinan Fertilizer will provide very significant long-term value to our shareholders.

With that, we would like to open up the call to your questions, and I should add that the company has announced in a proxy statement that we do plan on holding an annual shareholder’s meeting and analyst day in New York City on September 15th. We hope to be able to provide significantly greater detail on the Jinan acquisition at that time, and would certainly encourage anyone in the area to attend and visit with us at that time.

With that, we would now like to close by thanking you for your support, and opening it up to any questions that you may have.

Coordinator	Your first question comes from the line of Robert Sussman of Bentley Capital. You may proceed.

R. Sussman	Can you hear me?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Coulson	Loud and clear, Robert, thank you.

R. Sussman
I have two questions. When the company talks about Jinan and the contribution that it could make in terms of being three times the size of its chemical business, when they say three times, are they referring to the $54 million the chemical business did last year, or are they referring to the current run rate of the chemical business, which is closer to $75 million?

A. Guo	Spoken in Chinese.

Translator	In terms of the three times the size of the current chemical segment, they are talking about the revenue that was generated last year, the $53 million.

R. Sussman	Can I have one follow-up on that? Is what Crocker was indicating that Jinan would be operating at full capacity by the end of 2008?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator
Ms. Guo said currently the group is managing Jinan Fertilizer for over three months, and they’ve had excellent results. As far as they think, once Shengda Tech is able to acquire Jinan Fertilizer, then they will be able to turn the table around very quickly and achieve 100% capacity in a short time.

R. Sussman	Thank you very much.

Coordinator	Your next question comes from the line of Edward Yang from Oppenheimer. You may proceed.

E. Yang
Good morning, and congratulations on some very nice results. My very first question is on the average selling price increase on the NPPC side. Was that a function more of end market mix, or greater percentage of sales coming from exports, or a raw material cost pass-through?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator
The company’s average selling price does not only depend on the price of the raw material. It depends on a lot more facts. One of the facts that she talks about is they compare their pricing. Also, it depends on the quality of the NPCC. Most of the customers would choose a higher quality of NPCC more than the average price that they’re paying, so it depends on the quality as well, and also, it depends on the market penetration.

As the market of the NPCC increases, the company expects to enter the market at an even faster speed. Therefore, the price of the raw material is not the only fact of the average selling price of the NPCC products.

Also, at the higher end of NPCC products will have a higher ASP, and the lower NPCC products will probably have a lower ASP as well.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator	Unless the price of the raw material increases drastically, the company will obviously adjust the ASP accordingly.

E. Yang	Thank you. I’ve heard that in the past quarter, there were some restrictions on power supply in Shandong and Shaanxi. Was the company affected by that? Let’s take that question first.

A. Guo	Spoken in Chinese.

Translator	The power restriction was more targeted toward the consumer and no energy for the production, so they didn’t really have any restrictions. The production didn’t really get started with something.

E. Yang
My final question is on the PVC side of the business. PVC NPCC sales to the PVC market have declined as a percentage of the total sales mix. What’s happening in that market? Is it growing as fast as the tire and other end markets?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator
The PVC, in terms of the sales for the second quarter, are actually slightly decreased, but it is really just a demand for our customers. We are still very confident in the PVC market, and we have estimated that the yearly demand for the NPCC to use for the PVCs is around 500,000 tons per year, so these markets are still very large. It’s still a very large market.

E. Yang	But it did decline in this quarter year-over-year you’re saying?

Translator	It’s just a slight decline, and it’s really a client demand thing.

E. Yang	Okay. Thank you very much.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Coulson
Maybe just to clarify that, although I confirmed this with Ms. Guo, I believe that NPCC for PVC was slightly less as a percentage of sales, but was very significantly higher in terms of absolute sales from the prior year period, so a very big increase year-over-year in terms of absolute sales.

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	The volume has increased, although the percentage has decreased slightly.

C. Coulson
Just to clarify, we had sales of about $6.2 million in Q2 of ’08, up from $3.9 million in Q2 of 2007, so strong growth year-over-year, although, as a percentage, it was 36% of sales this year, as compared to 38.4% in the prior year.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Coordinator	Your next question comes from the line of John Moss from Roth Capital Partners. You may proceed.

J. Moss	Good morning, Crocker. Good evening, Ms. Guo.

C. Coulson	Good morning, John.

J. Wong
Congratulations on a good quarter. I have a couple of questions. Number one is that I’m curious about the automotive undercoating paint market. You’ve said in a press release that the total market demand in the paint products is about 100,000 tons. I’m just curious how many kilograms NPCC would be applied to the automotive undercoating paint.

Spoken in Chinese.

A. Guo	Spoken in Chinese.

J. Wong	Okay.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
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Translator
In terms of the 100,000 tons of demand, we utilized about 20% used for the NPCC for automotive undercoating. We calculated the yearly demand is about 500,000. Therefore, the number that we get is 100,000 in demand for the NPCC for automotive undercoating paint.

J. Wong
My second question is on latex. I see your NPCC sale to latex is up more than 50% both year-over-year and sequentially. I’m just curious, can you give us a little bit more color on this and whether or not it’s sustainable? Spoken in Chinese.

A. Guo	Spoken in Chinese.

J. Wong	Spoken in Chinese.

A. Guo	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	The latex was increased by 15% in Q2 compared to the first quarter, and this increase was due to the increase in demand for latex gloves.

J. Wong
My last question is related to I just want to make sure, on your provision on the convertible notes offering. It says these note holders are entitled to additional interest, either in cash or common stock up to and including June 1, 2011, even after the conversion. I just want to make sure if I understand correctly. Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	The answer was yes.

J. Wong	Thank you.

C. Coulson	Thank you.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Coordinator	Your next question comes from the line Robert Sussman from Bentley Capital. You may proceed.

R. Sussman
Can I follow-up the question I asked earlier about Jinan? That is, if Jinan is operating at full capacity by the end of 2008, is the implication that the Jinan revenues could be $150 million in 2009 with margins equal to, or greater than their current chemical business?

A. Guo	Spoken in Chinese.

Translator
Ms. Guo said that in terms of the product portfolio, most of the products were in Jinan Fertilizer, similar to the current product set for metric asset, which is around 65% of the total revenue. This product actually has a higher gross margin than any of the products that they have right now. Therefore, the gross margin might be a bit higher.

R. Sussman
That’s not really answering my question. What I’m asking is if Jinan is going to operate at full capacity by the end of 2008, could it generate revenues of $150 million in 2009, which is what the company said when they said that the Jinan operation could generate revenues three times last year’s chemical business, which would imply revenues of $150 million. I’m asking: can they reach the $150 million in 2009?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator
This is an estimate based on 2007 and based on the current management under the Shengda group. As they have managed for three months, they estimate that, at full capacity, Jinan Fertilizer to actually achieve $100 million in revenue.

R. Sussman	One hundred fifty million.

Translator	I’m sorry. It’s $150 million U.S.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

R. Sussman	Can they reach that in 2009 is what I’m asking?

Translator	Spoken in Chinese.

A. Quo	Spoken in Chinese.

Translator
This is an estimation, and the company is not able to say that they will be achieving this number or not. They are currently doing a business plan and doing some research and studies for this acquisition. Therefore, they are not able to provide a yes or no to your question, but the management is confident that they will be able to achieve this number by the end of 2009.

R. Sussman	Crocker?

C. Coulson
The fact is that they are still in the process of completing the audit on Jinan Fertilizer. They are still in the process of Board review for this transaction. So I think your surmise is very much correct that they think that that’s doable, but they’re not in a position to provide formal guidance at this point until they have completed that entire process.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

R. Sussman
I totally understand. Crocker, you may know the answer to this. Is this $150 million incremental to their current business, or is some of this replacing their current business, so that you cannot add their current business and the $150 million?

C. Coulson
I think we should have that clarified by Ms. Guo. Jenny do they expect that they will be able to preserve the entire existing chemicals and basically add this new business on top, or is there some overlap in loss?

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	She said that the $100 million is really like a revenue generated by Jinan Fertilizer, which does not include the current chemical business.

R. Sussman	That answer that. Thank you very much.

C. Coulson	Thank you, Robert.

Coordinator	Your next question comes from the line of Ping Lu from Global Securities. You may proceed.

P. Lu
Good morning. Congratulations on a very strong quarter. I just want to follow-up with the chemical business. I understand that you’re going to relocate this business at the end of October. I want to know what kind of business disruption will be incurred due to that relocation. How much revenue could be lost at that time?

Translator	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator
The government has given a notice for the company to actually close down the chemical business in Tai’an City on October 31st. If the acquisition is completed before that date, then the company will be able to move some of the equipment to Jinan Fertilizer, which will be a process in which they are doing. So it is basically that the company will be relocating at the same time to Jinan Fertilizer. Once the relocation is complete, Tai’an Chemical will be closed down.

Right now, they are not able to actually access the cost of this relocation, as they are still in the process of assessment, so the company is not currently able to disclose this number yet.

P. Li
I’ll move to the next question. You talked about, in the second quarter, for the co-based chemicals, you actually increased your ASP. That’s why you have … second quarter. I just want to know, basically, in your findings, you were talking about the government putting price cuts on the fertilizer products in order to protect farmers. I just want to know, with that pricing cut, what latitude do you have to increase your ASP?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Also, please comment on the pricing trend for the co-based chemical products.

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator
The price ceiling done by the government is not a definite action, although this action might protect the farmers. Technically, the farmers are actually getting richer as the products increase their price, and because of their raw material price increase. The company sees that the average selling price of their fertilizers will actually increase instead of having a price ceiling done by the government.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

P. Li
My last question is usually, Q2 is a slow season, particularly because of the lines of business. It typically is a slow quarter. When you look at ’06 and ’07, the Q2 is always the lowest number compared to other quarters. Obviously, this quarter, you have a very strong result, and also in the chemical business you’re doing quite well.

I wanted to ask is this one an exceptionally good quarter, or does this also represent to you the seasonality, which means Q3 and Q4 might be much higher than the Q2 number?

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

X. Chen	Spoken in Chinese.

A. Guo	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator
Because this year they’ve gone ahead with a lot of different restrictions in terms of the earnings, so a lot of small fertilizer provider manufacturers in China have been shut down. Therefore, Shengda Tech was able to sell a higher volume of chemical product this quarter compared to previous years. As the price of chemical products is quite unstable, it’s pretty much market oriented. Therefore, the company has difficulty actually predicting the revenue for Q3 and Q4, but the company actually thinks that in quarter three and quarter four, we have actually a stabilized quarter compared to the second quarter.

P. Li	Thank you very much.

Coordinator	Your next question comes from the line of David Dulley from Merriman. You may proceed.

D. Dulley	Thank you. Congratulations on a nice quarter. I have a couple of questions, the first, just a simple clarification question. What should the tax rate be for Q3 and Q4 and 2009?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	For both 2008 and 2009, the income tax is 16.5%.

D. Dulley	Maybe I missed it in the press release, but could you tell us how many tons were shipped in the chemical business? I think it just talks about revenue, and doesn’t talk about tonnage.

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator
Because the chemical business has different products and not every single product is measured with the same measurement, they don’t really count the chemical by volume. Instead, they call it the revenue that the chemical business generated.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Coulson
Before you go to the next question, just to clarify on the tax rates. The two current facilities are at 16.5% taxable rate. The facility in Zibo, which expected to come on in the second half of 2009, is expected to be at 20% for the first two years, and then 22.5% for the following three years.

D. Dulley	So the second half of ’09 you might have a slightly higher tax rate?

C. Coulson	Yes, slightly, as that facility ramps up.

D. Dulley	For ’08 and ’09 we should probably just use 16.5, and once that facility ramps up, then we’ll bump it up a little bit later.

C. Coulson	I don’t know. It may be too early to predict the tax data on Jinan at this point.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

D. Dulley
What I was about to ask is when we look at the tonnage output, or tonnage shipped in Q3, it sounds like your commentary on the utilization rates in NPCC is that we’re going to have a slight uptick in tonnage shipped in the NPCC business, probably 5,000 or 6,000 tons. In the chemical business, what can we expect as far as output goes in Q3?

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	Are you talking about the revenue generated by the chemical business for quarter three?

D. Dulley	Yes. I started asking about the number of tons to be shipped in Q3 in both NPPC and chemicals, and that will give us an idea as to what the revenue will do in that timeframe.

Translator	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator
In terms of the NPPC, the 130 tons of production line is actually at full capacity during the second quarter, and the 60,000 tons, which is the new production line in Shaanxi was actually at 70% of capacity. This is expected to achieve the full capacity in August, so in terms of the value shipped for the third quarter is probably adding a little bit more to the second quarter since the 60,000 tons of NPPC will be at full capacity.

D. Dulley	I would add 4,000 or 5,000 tons.

A. Guo	Spoken in Chinese.

Translator	The predicted NPPC production by tons for the third quarter will be about 47,000 tons per quarter, which is a bit more than the second quarter.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

D. Dulley	I think that was pretty clear from your utilization rate statement. I’m trying to understand what you think will happen on the chemical side of the business.

C. Coulson
Let me try to answer the question, and you can see if Ms. Guo agrees. During the second half, we have two big moving parts. One is the relocation of the existing chemical facility, and the management said that they believe there will be some disruption associated with that, but they’re doing their best to make sure it’s minimal.

The second is what they expect will be the closing of the Jinan acquisition, but are not yet able to predict exactly when that will be, and they have not completed the process yet on audit and order approval.

With those two pieces, they’re not in a position to provide you with a very tight forecast on the chemical side of the business, and that’s why, for now, the company has taken the position that we don’t see any reason to change our initial full year guidance, but we’re not yet in a position to have all the facts to provide an update to it either.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	Ms. Guo agrees with Crocker that they are not able to really provide very detailed information on their chemical products output.

D. Dulley
Let me ask it in a different question. If you weren’t having to move your facility, so just assume that you didn’t have to move your facility, what does the demand picture look like in the chemical business? If you weren’t moving your facility, would tonnage shipped be up or down?

Translator	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

A. Guo	Spoken in Chinese.

Translator	Ms. Guo thinks that the volume will definitely increase.

D. Dulley
Thank you. I have one final clarification on Jinan. I just want to make sure I understand this. What is the monthly run-rate of Jinan’s business now? In order to make it as profitable as yours, it sounds like you have to lower operating expenses. Is that the right way to think about it?

C. Coulson	Go ahead and translate the question. I’ll take the first cut at answering.

Translator	Spoken in Chinese.

C. Coulson
He’s asking for the run-rate revenues, and again, I’m going to have to say that right now, they’re in the middle of completing the audit. They’re preparing all of the materials for review by the board, so they’re not able to give you accurate, current financials, in terms of a monthly run-rate.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

We can say that historically, the company has operated at something like 40% of capacity, so obviously, significantly below its potential, and, as you heard earlier, the management, based on now a month and a half of experience, or two months of being in place, feels very optimistic about the ability to achieve the targeted utilization within a relatively short period of time.

D. Dulley	What you’re saying is it’s not doing anywhere close to $100 million in revenue at this point.

C. Coulson	The capacity is approximately $150 million, and yes, you’re right, we’re not close to that prior to Shengda Tech beginning to manage it.

D. Dulley
I just want to summarize what I’ve heard here. You think you can do $150 million in your chemical business, $100 million from Jinan, but, at this point, it’s not doing anywhere close to that revenue run-rate. You have to go out and find the customers in order to achieve that revenue run-rate from that business. It’s not doing it now.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Coulson
Again, the run-rate for Jinan is about $150 million, or three times the existing chemical business. Why don’t you get Ms. Guo’s perspective on what steps they would need to take to meet the potential full utilization on that facility?

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator
Just to give you a rough number of the current capacity, the highest historical revenue that the company, in fertilizers, was able to achieve was about $63 million, and the production capacity that they achieved was about 40%. So the company will be able to turn around the table, and they do have a plan.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

The current plan is that the Shengda Group has signed the acquisition contract with the government, and has taken over all the liabilities from Jinan Fertilizer. After the third party assessment, Shengda Tech will purchase the Jinan Fertilizer assets from the Shengda Group at a price which is no higher than the acquired price.

After the acquisition is completed, the company plans to leverage their expertise in converting the prices to profitable and efficient operations with proper human resource management and technology improvement.

They will make a series of reforms in price management and improving the working conditions, efficiency, and effectiveness, and ensure the price and running at full capacity. Also, because Jinan Fertilizer is one of the 12 biggest nitrogen manufacturers in China, which gives the company the advantage to have a fully equipped production facility, and very talented employees, and there is great space for improvement in the production line and the processing technology. So, they do believe that Jinan Fertilizer has a very promising future.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Also, because Jinan Fertilizer is located in a couple of cities of Shandong Province, which gives access to railway and public transportation, after Shengda Tech acquires Jinan Fertilizer, they do think they will be able to achieve full capacity in a very short time.

D. Dulley	Thank you.

Coordinator	Your next question comes from the line of Craig Allen, a private investor. You may proceed.

C. Allen	Congratulations on another fine quarter.

C. Coulson	Thank you.

C. Allen
Last quarter, you mentioned about the asphalt, that you were trying to come up with a formulation for asphalt application. You said you had a lot of paving going on in China and other parts of the country. How are we doing with that right now?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	The company is currently still in the R&D process and doing the testing process with potential clients. They are hoping that in the third quarter, they will be able to have new results.

C. Allen	In other words, we expect to have this into production by then, or the formulation by the third quarter?

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	During the third quarter, the company hopes to actually get into the production of asphalt.

C. Allen	Okay. The next question, can this product in asphalt also be applied to asphalt shingles?

Translator	What is asphalt shingles?

C. Allen	Roofing material.

Translator	Spoken in Chinese.

A. Guo	Spoken in Chinese.

X. Chen	Spoken in Chinese.

Translator
It is obviously able to be used for the asphalt that you mentioned, but they think the asphalt they use for paving is probably more promising, as the product has higher NPCC requirements, and so forth.

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Allen
A few quarters ago, you mentioned that you were working with one of the universities in California, if I remember it correctly, to where you were trying to come up with a formulation for NPCC in making paper out of the product, which would be quite revolutionary. Where are we with that?

C. Coulson	Operator, this will be our last question.

Translator	Spoken in Chinese.

X. Chen	Spoken in Chinese.

A. Guo	Spoken in Chinese.

Translator	Are you talking about a university in California?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

C. Allen	Yes. You were working with them on coming up with making NPPC and turning it into paper, if I understood you correctly a few quarters ago.

Translator	Like NPPC as a filler for the paper?

C. Allen	Yes, somewhere along those lines.

Translator	Spoken in Chinese.

X. Chen	Spoken in Chinese.

Translator
This is actually a paper manufacturer in Canada, and we are currently still in the very beginning process, so we have sent samples to them, and we are hoping to start the testing process with them in July and August.

C. Allen
I have a quick follow-up on that. Going back to the undercoating, what is that undercoating? Does that go under the car? When you say undercoating, is it what we think here in the United States as a primer that goes under the paint?

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SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Translator	Spoken in Chinese.

X. Chen	Spoken in Chinese.

Translator
It’s an automotive undercoating that goes under the car and the paint, and the NPPC actually goes inside the paint for that, because NPPC is a filler, so it makes the way the paint stays on the automobile.

C. Allen	So you actually mix it into the automobile paint as well?

C. Coulson	Into the paint, yes.

Operator, I’m afraid we have now run out of the time that we had allocated for today’s call, so I think we’re going to have to bring the Q&A to a close, but again, if anyone has any additional questions they would like to explore with management, we’re happy to take your calls off-line.

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Final Transcript
SHENGDA TECH: SHENGDA TECH 2ND QUARTER EARNINGS CONFERENCE CALL
August 18, 2008/9:00 a.m. EDT

Again, the company does plan to hold an annual shareholder’s meeting and analyst day in mid-September in New York, and we hope that many of you will be able to attend that event.

With that, thank you all for your participation and this does conclude our review of the second quarter results for Shengda Tech.

Coordinator	Everyone have a wonderful day.

C. Coulson	Thank you.

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